A-3

National Grid Group plc
Group Profit and loss account
for the year ended March 31, 2001
		GBPm	$m
---------------------------------------------------------------------------------------

Turnover, including share of joint ventures	4,004.1 	5,685.8
Less: share of joint ventures' turnover (continuing operations)	(204.4)	(290.2)
		--------	-------

Group turnover - continuing operations	3,799.7 	5,395.6
Operating costs	(3,084.1)	(4,379.4)
		---------	---------

Operating profit of Group undertakings	715.6 	1,016.2
Share of joint ventures' and associate's operating loss 	(103.5)	(147.0)
		-------	-------

Operating profit
- Before exceptional integration costs and goodwill amortisation	731.9 	1,039.3
- Exceptional integration costs	(45.3)	(64.3)
- Goodwill amortisation	(74.5)	(105.8)
	------	-------
Total operating profit - continuing operations	612.1 	869.2

Exceptional profit relating to partial disposal of Energis	242.9 	344.9
Profit on disposal of businesses	20.1 	28.5
Net interest	(250.6)	(355.9)
		-------	-------
Profit on ordinary activities before taxation - continuing operations	624.5 	886.7
Taxation
- Excluding exceptional items	(85.8)	(121.8)
- Exceptional items	235.4 	334.3
	------	------
		149.6 	212.5
		------	------

Profit on ordinary activities after taxation	774.1 	1,099.2
Minority interests
Equity	(3.3)	(4.7)
Non-equity	(1.8)	(2.6)
	-----	-----
		(5.1)	(7.3)
		-----	-----

Profit for the year	769.0 	1,091.9

Dividends	(223.0)	(316.7)
		-------	--------
Retained profit	546.0 	775.2
		=======	=======

Reconciliation of net income to US GAAP

Profit for the year, excluding exceptional items	315.9 	448.5
Exceptional items after taxation	453.1 	643.4
	-----	------
Net income under UK GAAP	769.0 	1,091.9

Adjustments to conform with US GAAP
	Deferred taxation 	(113.9)	(161.7)
	Pensions 	18.9 	26.8
	Share option schemes	(5.3)	(7.5)
	Tangible fixed assets - depreciation on reversal of
     partial release of impairment provision	3.4 	4.8
	Financial instruments	(55.4)	(78.7)
	Issue costs associated with EPICs 	(1.8)	(2.6)
	Carrying value of EPICs liability	152.5 	216.6
	Severance and integration costs	23.6 	33.5
	Recognition of UK transmission income	(17.0)	(24.1)
	Goodwill - effect of US GAAP adjustments	(11.7)	(16.6)
	Share of associate's adjustments to conform with US GAAP	48.0 	68.2
		------	------
Total US GAAP adjustments	41.3 	58.7
	------	-----

Net income under US GAAP	810.3 	1,150.6
	======	=======

The profit and loss account is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 =1 GBP.




National Grid Group plc
Group balance sheet
at March 31, 2001


		GBPm	$m
------------------------------------------------------------------------------

Fixed assets
Intangible assets - goodwill	1,186.2	1,684.4
Tangible assets	5,617.3	7,976.6
Investments in joint ventures
- Share of gross assets	1,133.6	1,609.7
- Share of gross liabilities	(798.2)	(1,133.4)
	-------	---------
- Share of net assets	335.4	476.3
- Loans to joint ventures	64.9	92.2
Investment in associate	414.9	589.1
Other investments	145.1	206.0
	------	--------
Total investments	960.3	1,363.6
	-------	--------
		7,763.8	11,024.6

Current assets
Stocks	34.1	48.4
Debtors (amounts falling due within one year)	880.4	1,250.2
Debtors (amounts falling due after one year)	1,016.5	1,443.4
Assets held for exchange	16.6	23.6
Cash and deposits	271.2	385.1
	--------	--------
		2,218.8	3,150.7

Creditors (amounts falling due within one year)
Borrowings	(1,008.7)	(1,432.4)
Other creditors	(1,205.0)	(1,711.1)
		---------	---------
		(2,213.7)	(3,143.5)
	---------	---------

Net current assets	5.1	7.2
	---------	--------
Total assets less current liabilities	7,768.9	11,031.8

Creditors (amounts falling due after more than one year)
Convertible bonds	(480.3)	(682.0)
Other borrowings	(2,700.4)	(3,834.6)
Other creditors	(574.8)	(816.2)
	---------	---------
		(3,755.5)	(5,332.8)

Provisions for liabilities and charges	(495.8)	(704.0)
	---------	---------
Net assets employed	3,517.6	4,995.0
	=========	=========

Capital and reserves
Called up share capital 	174.7	248.1
Share premium account	276.9	393.2
Profit and loss account	3,024.2	4,294.3
	--------	--------
Equity shareholders' funds 	3,475.8	4,935.6
Minority interests
Equity	21.8	31.0
Non-equity	20.0	28.4
	----	----
		41.8	59.4
		--------	--------
		3,517.6	4,995.0
		========	========



National Grid Group plc
Group balance sheet
at March 31, 2001


		GBPm	$m
------------------------------------------------------------------------------

Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP	3,475.8	4,935.6

Adjustments to conform with US GAAP
	Deferred taxation	(1,072.4)	(1,522.8)
	Pensions 	178.7 	253.7
	Shares held by employee share trusts 	(10.2)	(14.5)
	Ordinary dividends	133.5 	189.5
	Tangible fixed assets - reversal of partial
     release of impairment provision	(41.6)	(59.1)
	Financial instruments	(45.5)	(64.6)
	Issue costs associated with EPICs 	3.7 	5.3
	Carrying value of EPICs liability	37.5 	53.3
	Recognition of UK transmission income	(17.0)	(24.1)
	Regulatory assets	37.5 	53.3
	Goodwill - effect of US GAAP adjustments	234.1 	332.4
	Share of associate's adjustments to
	  conform with US GAAP  	6.8 	9.7
	Other	(0.9)	(1.3)
		------	------
Total US GAAP adjustments	(555.8)	(789.2)
	------	------

Equity shareholders' funds under US GAAP	2,920.0 	4,146.4
		========	========


The balance sheet is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 =1 GBP.





National Grid Group plc
Group cash flow statement
for the year ended March, 31 2001
	GBPm	$m
---------------------------------------------------------------------------------------

Net cash inflow from operating activities	810.6 	1,151.1

Dividends from joint ventures	20.3 	28.8

Returns on investments and servicing of finance
Interest received	94.8 	134.6
Interest paid	(398.2)	(565.4)
Dividends paid to minority interests	(3.5)	(5.0)
	--------	--------
Net cash outflow for returns on investments and
    servicing of finance	(306.9)	(435.8)

Taxation
Corporate tax paid	(137.2)	(194.8)

Capital expenditure
Payments to acquire tangible fixed assets	(471.6)	(669.7)
Receipts of capital contributions	2.2 	3.1
Receipts from disposals of tangible fixed assets	11.8 	16.8
	-------	--------
Net cash outflow for capital expenditure 	(457.6)	(649.8)

Acquisitions and disposals
Payments to acquire investments	(337.2)	(478.8)
Acquisition of Group undertakings	(440.9)	(626.1)
Disposal of businesses	195.9 	278.2
	-------	--------

Net cash outflow for acquisitions and disposals 	(582.2)	(826.7)

Equity dividends paid	(212.5)	(301.8)
	--------	--------

Net cash outflow before management of liquid
    resources and financing	(865.5)	(1,229.0)

Management of liquid resources
Decrease in short term deposits 	775.2 	1,100.8
	-------	--------

Net cash inflow from the management of liquid resources	775.2 	1,100.8

Financing
Issue of ordinary shares	7.0 	9.9

New borrowings	1,015.4 	1,441.9
Borrowings repaid	(934.0)	(1,326.3)
	-------	---------
Increase in borrowings	81.4 	115.6
	-------	---------

Net cash inflow from financing	88.4 	125.5
	-------	---------

Movement in cash and overdrafts	(1.9)	(2.7)
	======	=========

Summary Group cash flow statement under US GAAP

Net cash provided by operating activities	425.5 	604.2
Net cash used in investing activities	(1,059.8)	(1,504.9)
Net cash used in financing activities	(104.7)	(148.7)
	--------	---------
Net decrease in cash and cash equivalents	(739.0)	(1,049.4)
Cash and cash equivalents at beginning of year	977.3 	1,387.8
Exchange adjustments	20.7 	29.4
	------	------
Cash and cash equivalents at end of year	259.0 	367.8
	=======	========

Cash and deposits per balance sheet	271.2 	385.1
Less: deposits with original maturities of
    more than three months	(12.2)	(17.3)
	------	-------
Cash and cash equivalents	259.0 	367.8
	======	=======

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31,
2001 of $1.42 =1 GBP.




National Grid Group plc
Group profit and loss reserve
for the year ended March 31, 2001

	GBPm	$m
--------------------------------------------------------------------------------------

At April 1, 2000	2,459.6 	3,492.6

Exchange adjustments	(12.0)	(17.0)

Tax on exchange adjustments	31.9 	45.3

Transfer between reserves on issue of certain
    shares under share option schemes	(1.3)	(1.8)

Retained profit for the year	546.0 	775.2
	------	------

At March 31, 2001	3,024.2 	4,294.3
	========	========


Reconciliation of Group profit and loss reserve to retained earnings under US GAAP

Group profit and loss reserve under UK GAAP at March 31, 2001	3,024.2 	4,294.3

Adjustments to conform with US GAAP
  Total US GAAP adjustments to equity shareholders' funds	(555.8)	(789.2)
  Add back:  shares held by employee share trusts	10.2 	14.5
  Transfer between reserves on issue of certain shares
    under share option schemes	71.8 	102.0
	-------	--------
Retained earnings under US GAAP at March 31, 2001	2,550.4*	3,621.6*
	========	========

*  Includes cumulative other comprehensive income of GBP 22.7m ($32.2m)


The profit and loss reserve is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 =1 GBP.
